Press Release Source: MineCore International, Inc.

MineCore Chairman Issues Comprehensive Annual Update to Shareholders

On Friday May 8, 2009, 8:00 am EDT

SAN JOSE, CA--(MARKET WIRE)--May 8, 2009 -- MineCore International, Inc. ("MineCore") (Other OTC:MCIO.PK - News) issues their comprehensive annual update to its shareholders by Jerry G. Mikolajczyk, Chairman, COO and Interim CEO. MineCore, consistent with a mission of shareholder transparency, provides this update on company progress and goals as well as current events and developments.

Madagascar Political Climate

The president and government of Madagascar have recently changed. While the process by coup d'état (coup) introduced some geopolitical tension, the new administration appears to maintain a pro-business and pro-mining position. The current government is reviewing major mining projects and is in the process of appointing a new Minister of Energy and Mines. MineCore's plan has always been to employ local workers and further support local infrastructure in developing elements such as roads, bridges, schools and medical facilities. MineCore has two Memorandums of Understanding with the Government of Madagascar for bridge and highway improvements between the port of Toliar and Ilalaka. These improvements would service MineCore's sapphire-bearing concessions.

This political transition has alleviated much uncertainty towards the government's position on mining. Favorable evidence is supported by operating results from the world's third largest mining company and currently largest mining company in Madagascar, Rio Tinto. Rio Tinto's local $1 billion titanium mining operations were not affected during the coup and continue to operate. See story for more details by clicking: http://www.theaustralian.news.com.au/business/story/0,28124,25277989-643,00.html

Other exploration and mining projects in Madagascar include a multi-national nickel operation (this project is operated by Canadian Sherritt International, Japan's Sumitomo Corp., South Korea's state-run Korea Resources, and Canada's SNC Lavalin Group); South Africa's EXXARO ilmenite mining; and Australia-based Red Island Minerals coal project (Singapore-listed Straits Asia Resources acquired 33.5 percent of the project for $92 million. See story for more details by clicking: http://uk.reuters.com/article/oilRpt/idUKLV66037620090331)

Further support for the new administration includes a recent $2 billion pledge by Saudi investors for Madagascar's tourism, communications and energy sectors. This is a very positive pro-business indicator that should lead to more investment from others around the world. See story for more details by clicking: http://af.reuters.com/article/topNews/idAFJOE54309G20090504?feedType=RSS&feedName=topNews

China Interests

MineCore is exploring strategic opportunities with various sovereign Chinese groups pertaining to investment, optioning and/ or Joint Venture to develop MineCore's properties in Madagascar. MineCore will provide updates upon mutual acceptance of disclosure terms.

Societe Orgaco

MineCore has commenced discussions regarding acquiring additional sapphire as well as emerald-bearing properties and assets in Madagascar owned by Societe Orgaco. The goal is to increase sapphire and also acquire emerald-bearing properties for the company while maximizing on eventual economies of scale.

Fund Raising

MineCore is in discussions with several funding sources and facilitators to obtain funding to commence strip mining operations in Madagascar. Our goal is to obtain $50 million financing for our first sapphire mining operation in Madagascar. This financing will fund exploration equipment to establish proven reserves which will enable us to commence a 400 Ton per hour screening operation for the recovery of sapphires and other precious and semi-precious gemstones. Based on current assets, the size of our probable (indicated) reserves, and reaction to our overall business plan, we are confident that MineCore will gain funding and grow the Company that will benefit the shareholders. Our assessment is that the funding climate for mining ventures has improved significantly over the past few months. However, there can be no assurance that we will be able to secure financing at favorable terms to the Company, or at all.

White Paper Research on Non-gemstone use of sapphire

We are very pleased with the preliminary results of the White Paper Research reports commissioned in calendar year 2008. MineCore collaborated with industry experts to develop a detailed white paper researching the industrial applications of sapphire in semiconductor, solar cell, Light Emitting Diodes (LEDs) and other applicable high technology markets. The white papers were prepared by Hammond Group/New Tech Research, a consortium of renowned engineers and researchers with backgrounds from various technology pioneers such as Intel and IBM.

Highlights of the white paper research:

Primary Applications:

1. Solar Cells -- Highly efficient and radiation hardened, deployed in space but moving terrestrial due to efficiencies.

2. Sapphire Substrate (SOS -- Silicon on Sapphire) -- GaN-based LED including Blue-Ray DVD, RF switch devices (amplifiers) for mobile phones, military, and other high speed circuits.

3. Nitride LED -- Automotive lighting, LED displays, and general lighting replacement not including how new PC form factor will drive demand.

Market Summary:

1. The overall market for non-gemstone sapphire continues to grow at a phenomenal rate as multiple high volume applications continue to emerge, even as historic usage models undergo price pressure. This is reminiscent of the early silicon market development that transformed Silicon Valley into what it is today.

2. The White Papers estimate a $500M non-gemstone market by 2012 and $1B by 2017. Conservative estimates show an overall compounded annual growth rate (CAGR) in the 21-24% range, but still undervalue the recent PV solar cell advances and continued growth in LED automotive, commercial, and residential lighting.

3. Solar photo voltaic ("PV") applications will exhibit even stronger growth in the 5% to 10% year range as efficiency demands for terrestrial use grow significantly. This growth is fueled by both ongoing energy concerns and recent scientific advances.

The white paper research reports quantify the growth and market-size for non-gemstone sapphires. Once production begins, MineCore's sapphire-bearing properties uniquely position it to maximize on the hi-tech market's demand for clean energy applications in solar cells, LEDs, semi conductors and high speed signaling. Relative to silicon, sapphire's resistance to radiation, chemical stability, physical hardness, higher melting point and lower leakage make it a superior high end material for technology applications.

Green Energy Grant Applications

The new presidential administration is pro-green energy and has allocated funds for these purposes. Sapphire is a proven commodity that is used in solar PVs and LEDs where tests indicate sapphire usage results in higher efficiency over silicon substrate. The company plans on working with National Strategies LLC (NSI) of Washington, D.C. to apply for funding to commence its energy initiatives for sapphire-based solar PVs and LEDs made from our non-gemstone sapphires. "A major emphasis of the stimulus funding is on climate change," said Kevin Mathews, Vice President of NSI's Energy and Environment sector. "Funding will be flowing for policies and projects that support green initiatives across all industries and this will open up new markets for innovative companies. Companies that are proactive and work together with policy makers to shape opportunities will stand to drive significant revenue and change in a much needed arena."

Audits

MineCore is in the process of completing its financial statements for the Fiscal Year ended March 31, 2009 as well as prior years. As the audits are completed, the SEC filings will be made with the objective of re-establishing MineCore as a fully reporting and compliant entity so as to list on the Over The Counter Bulletin Board (OTC BB:BB.OB - News) exchange and ultimately on a major exchange.

Summary

MineCore is committed to moving forward and maximizing shareholder value regardless of market climates. The Company will continue to provide progress updates on the aforementioned developments as disclosure rules allow. FYE 2010 should be a significant growth year for MineCore.

"We are excited for the prospects of MineCore for fiscal year 2010," states Jerry G. Mikolajczyk, Chairman of MineCore International, Inc. "We strive to be a world-class vertically integrated company that will fulfill the wishes of our customers, partners, and most importantly our investors. This is an exciting journey for MineCore."

About MineCore

MineCore is an exploration company, as defined under SEC Industry Guide 7. The Company's mission is to successfully identify, acquire and develop mineral properties with a program to commence mining operations and develop solid growth with profitable operations. MineCore is planning to bring its sapphire properties in Madagascar into production in 2010 upon successful financing to sustain operations and administration costs.

This Press Release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Such forward-looking statements by definition involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there is no assurance that reserves, production, pricing levels or other factors pertaining to the mining and manufacturing operations will be sustained at the expected rates or levels over time. Discussions of factors, which may affect future results, are contained in our recent filings. Under no circumstances does this Press Release constitute an offer to sell or a solicitation of an offer to buy the securities of the company described in this Press Release in which such offer, solicitation or sale of securities would be unlawful prior to registration, qualification or filing under the securities laws of any jurisdiction.

For Further information on this news release or on MineCore, please visit http://www.minecore.com/ or contact MineCore's Investor Relations Department, telephone: 1-408-907-4229, e-mail address: investor@minecore.com.

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